                                                                    Exhibit 12.l


                            MICRON TECHNOLOGY, INC.
             CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (in millions except ratio amounts)




                                                                            Years ended
                                                 --------------------------------------------------------------------
                                                   Sept. 3,     Sept. 2,       Sept. 1,       Aug. 31       Aug. 29,
                                                    1992         1993           1994           1995           1996
                                                 ---------    ----------     ----------     ----------     ----------
Income before income taxes.................      $    9.6     $   162.6       $   625.8      $ 1,350.5     $   950.5
Adjustments to income before income taxes:
  Interest expense.........................           8.4           7.8             5.8            7.3           8.6
                                                 ---------    ----------      ----------     ----------    ----------
Adjusted income before income taxes........      $   18.0     $   170.4       $   631.6      $ 1,357.8     $   959.1
                                                 =========    ==========      ==========     ==========    ==========
Fixed charges:
  Interest expense.........................      $    8.4     $     7.8       $     5.8       $    7.3     $     8.6
  Adjustments to interest expense:
    Capitalized interest...................           0.2           0.3             2.6            4.9           7.5
    Interest portion of rental expense.....           0.5           0.4             0.6            0.9           1.9
                                                 ---------    ----------      ----------     ----------    ----------
  Adjusted interest expense................      $    9.1     $     8.5       $     9.0      $    13.1     $    18.0
                                                 =========    ==========      ==========     ==========    ==========
Ratio of earnings to fixed charges.........           2.0x         20.1x           69.9x         104.1x         53.3x
